As Filed with the Securities and Exchange Commission on December 1, 2004

===============================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                _______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                _______________

                                  GENTEK INC.
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                             02-0505547
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                              Identification No.)

                              90 East Halsey Road
                              Parsippany, NJ 07054
                    (Address of Principal Executive Offices)
                                _______________

            GenTek Inc. 2003 Management and Directors Incentive Plan
                            (Full Title of the Plan)

                                _______________

                               Richard R. Russell
                                  GenTek Inc.
                              90 East Halsey Road
                              Parsippany, NJ 07054
                    (Name and Address of Agent for Service)

                                 (973) 515-3221
         (Telephone Number, Including Area Code, of Agent for Service)

                                With a copy to:
                               Ronald C. Barusch
                    Skadden, Arps, Slate, Meagher & Flom LLP
                           1440 New York Avenue, N.W.
                           Washington, DC 20005-2111
                                 (202) 371-7000
                                _______________


                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                      Proposed        Proposed
   Title of                           Maximum         Maximum
 Securities        Amount To Be       Offering        Aggregate       Amount of
    To Be          Registered          Price          Offering      Registration
  Registered           (1)           Per Share (2)    Price(1)(2)       Fee
--------------------------------------------------------------------------------

Common stock, no
par value per
share (the
"Common Stock")   1,000,000 shares      $48.88        $48,880,000      $6,193.10


(1) Represents the maximum number of shares of Common Stock issuable under the 2003 Management and Directors Incentive Plan (the "Plan"). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers additional shares that may become issuable under the Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low prices for Common Stock of the registrant on The Nasdaq National Market on November 30, 2004.

                                EXPLANATORY NOTE

         This registration statement is being filed to register the shares of common stock, no par value per share (the "Common Stock"), of GenTek Inc. (the "Registrant") that are issuable pursuant to the Company's 2003 Management and Directors Incentive Plan (the "Plan").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the U.S. Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Commission are incorporated herein by reference:

         (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

         (b) the Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2004, June 30, 2004 and September 30, 2004;

         (c) the Registrant's Current Reports on Form 8-K filed with the Commission on March 31, 2004 (Item 5), June 2, 2004 (Items 2 and 7), July 13, 2004 (Item 5), September 14, 2004 (Items
                  8.01 and 9.01) and October 5, 2004 (Item 2.06) and November 16, 2004 (Item 1.01); and

         (e) the description of the Registrant's Common Stock contained in the Registrant's Form 8-A to amend its Form 10, dated November 10, 2003, including any future amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified, superseded or replaced for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this registration statement.

         The Company will provide, without charge, to each person to whom a copy of this registration statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to:
Investor Relations, 90 East Halsey Road, Parsippany, NJ 07054, (973) 515-3221.

Item 4.           Description of Securities

                  Not Applicable

Item 5.           Interests of Named Experts and Counsel

                  Mark Sustana, Associate General Counsel of the Registrant, has rendered the opinion filed herewith as to the legality of the Common Stock being registered pursuant to this registration statement. Mr. Sustana is paid a salary and a bonus by the Company, is eligible to participate in the Plan and participates in certain other of the Company's employee benefit plans. Mr. Sustana has received grants of restricted stock and options under the Plan which are subject to vesting requirements in accordance with the terms of the Plan.

Item 6.           Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes a Delaware corporation to indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigation (other than by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. In the case of proceedings brought by or on behalf of the corporation, indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred and is not permitted unless the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and is not permitted if such person is adjudged to be liable to the corporation, unless the court determines otherwise. Our charter and by-laws require us to indemnify our officers and directors to the fullest extent permitted by Delaware law, except that it does not require us to indemnify any such person: (i) if they were not an officer or director immediately prior to, on or at any time after the effective date of our plan of reorganization; (ii) in connection with a proceeding initiated by such person (except for proceedings to enforce rights to indemnification) unless such proceeding was authorized or consented to by our board of directors; and (iii) to the extent permitted by law, with respect to such person's conduct prior to the effective date of our plan of reorganization if the conduct is finally adjudicated by a court of law of competent jurisdiction to have involved willful misconduct or gross negligence.

         Section 102(b)(7) of the DGCL authorizes a corporation to limit or eliminate its directors' liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for:

                  (1) breaches of the duty of loyalty;

                  (2) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law;

                  (3) unlawful payments of dividends, stock purchases or redemptions; or

                  (4) transactions from which a director derives an improper personal benefit.

         Our charter eliminates our directors' liability to us and to our stockholders for monetary damages for breach of fiduciary duty as a director, except (i) to the extent such elimination of liability is not permitted under the Delaware General Corporation Law and (ii) to the extent permitted by law, for monetary damages for breach of fiduciary duty as a director related to acts or omissions that occurred prior to the effective date of our plan of reorganization which involve willful misconduct or gross negligence.

         Section 145 of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him or her and incurred by him or her in his or her capacity as a director, officer, employee or agent of the corporation, or arising out of his or her status as a director, officer, employee or agent of the corporation. Our amended by-laws require us to maintain insurance, at our expense, to protect ourselves and our officers, directors and employees against any liability that may be asserted against or incurred by us or such person and we currently maintain such insurance.

         In addition to the indemnification provisions described above, we have also entered into Indemnification Agreements with certain of our officers and directors. Pursuant to the Indemnification Agreements, we are obligated to indemnify each indemnitee to the fullest extent permitted by the DGCL for losses and expenses incurred in connection with any event or occurrence that is related to the fact that the indemnitee is or was a director, officer, member of management, employee, agent or fiduciary of ours, except that we are not required to indemnify any such person: (i) in connection with a proceeding initiated by such person (except for proceedings to enforce rights to indemnification) unless such proceeding was authorized or consented to by our board of directors and (ii) to the extent permitted by law, with respect to such person's conduct prior to the effective date of our plan of reorganization if the conduct is finally adjudicated by a court of law of competent jurisdiction to have involved willful misconduct or gross negligence. We are also obligated to advance expenses an indemnitee may incur in connection with such actions so long as such provisions for securing repayment, if any, as may be deemed appropriate have been made. We have also agreed that we will not reduce insurance coverage over the term of the agreements.


Item 7.           Exemption From Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

         The following exhibits are filed as part of this registration statement.

Exhibit No.       Description

4.1 Second Amended and Restated Certificate of Incorporation of GenTek Inc., effective as of November 7, 2003 (incorporated by reference to the Registrant's Form 8-A to amend its Form 10, dated November 10, 2003, as filed with the Securities and Exchange Commission).

4.2 Amended and Restated By-Laws of GenTek Inc., effective as of November 10, 2003 (incorporated by reference to the Registrant's Form 8-A to amend its Form 10, dated November 10, 2003, as filed with the Securities and Exchange Commission).

4.3 GenTek Inc. 2003 Management and Directors Incentive Plan (incorporated by reference to the Registrant's Form 10-Q, dated September 30, 2003, as filed with the Securities and Exchange Commission).

5.1 Opinion of Mark Sustana, Associate General Counsel of the Registrant, regarding the legality of the securities being registered.*

23.1              Consent of Deloitte and Touche LLP.*

23.2 Consent of Mark Sustana, Associate General Counsel of the Registrant (included in the opinion filed as Exhibit 5.1 hereto).

24.1              Power of Attorney (included on the signature page hereto).

__________________________
* Filed herewith.

Item 9.   Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Parsippany, State of New Jersey, on this 1st day of December 2004.


                           GENTEK INC.

                           By: /s/ Matthew Walsh
                              --------------------------------------------------
                              Name:   Matthew Walsh
                              Title:  Vice President and Chief Financial Officer

         Each person whose signature appears below authorizes Richard R. Russell and Matthew Walsh as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this Registration Statement on Form S-8 and any amendment thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Richard R. Russell
----------------------
Name:    Richard R. Russell
Title:   President, Chief Executive Officer and Director
         (Principal Executive Officer)
Date:    December 1, 2004


/s/ Matthew Walsh
-----------------
Name:    Matthew Walsh
Title:   Vice President and Chief Financial Officer
         (Principal Financial and Accounting Officer)
Date:    December 1, 2004


/s/ John G. Johnson, Jr.
------------------------
Name: John G. Johnson, Jr.
Title:   Chairman of the Board of Directors
Date:    December 1, 2004

/s/ Dugald K. Campbell
----------------------
Name:    Dugald K. Campbell
Title:   Director
Date:    December 1, 2004


/s/ Henry L. Druker
-------------------
Name:    Henry L. Druker
Title:   Director
Date:    December 1, 2004


/s/ Kathleen R. Flaherty
------------------------
Name:    Kathleen R. Flaherty
Title:   Director
Date:    December 1, 2004


/s/ Bruce D. Martin
-------------------
Name:    Bruce D. Martin
Title:   Director
Date:    December 1, 2004


--------------------------
Name:    John F. McGovern
Title:   Director
Date:


/s/ William E. Redmond, Jr.
---------------------------
Name:    William E. Redmond, Jr.
Title:   Director
Date:    December 1, 2004

                                 EXHIBIT INDEX

4.1 Second Amended and Restated Certificate of Incorporation of GenTek Inc., effective as of November 7, 2003 (incorporated by reference to the Registrant's Form 8-A to amend its Form 10, dated November 10, 2003, as filed with the Securities and Exchange Commission).

4.2 Amended and Restated By-Laws of GenTek Inc., effective as of November 10, 2003 (incorporated by reference to the Registrant's Form 8-A to amend its Form 10, dated November 10, 2003, as filed with the Securities and Exchange Commission).

4.3 GenTek Inc. 2003 Management and Directors Incentive Plan (incorporated by reference to the Registrant's Form 10-Q, dated September 30, 2003, as filed with the Securities and Exchange Commission).

5.1 Opinion of Mark Sustana, Associate General Counsel of the Registrant, regarding the legality of the securities being registered.*

23.1              Consent of Deloitte and Touche LLP.*

23.2 Consent of Mark Sustana, Associate General Counsel of the Registrant (included in the opinion filed as Exhibit 5.1 hereto).

24.1              Power of Attorney (included on the signature page hereto).

__________________________
* Filed herewith.